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                                                                   EXHIBIT 10.46

                            CAPITAL AUTOMOTIVE GROUP
                       AMENDED 1998 EQUITY INCENTIVE PLAN

PURPOSE

   Capital Automotive REIT, a Maryland real estate investment trust (the "REIT" or the "Company"), and Capital Automotive L.P. (the "Operating Partnership") wish to recruit, reward, and retain employees and trustees. To further these objectives, the Company and the Operating Partnership hereby set forth the Capital Automotive Group Amended 1998 Equity Incentive Plan (the "Plan"), originally effective as of the effective date (the "Effective Date") of the Company's initial public offering ("IPO") and amended as of [insert date of annual meeting], 1999 (the "1999 Amendment Date"), to provide options ("Options") or direct grants or sales ("Share Grants" and, together with the Options, "Awards") to employees and trustees to purchase common shares of beneficial interest of the Company (the "Shares").

PARTICIPANTS

   All Employees of the REIT, its Eligible Subsidiaries, and the Operating Partnership are eligible for Awards under this Plan, as are the Trustees of the REIT and the directors of the Eligible Subsidiaries who are not employees ("Eligible Trustees"). Eligible employees and trustees become "optionees" when the Administrator grants them an option under this Plan or "recipients" when they receive a Share Grant. (Optionees and recipients are referred to collectively as "participants." The term participant also includes, where appropriate, a person authorized to exercise an Award in place of the original participant.) The Administrator may also grant Awards to certain other service providers.

   Employee means any person employed as a common law employee of the Company, its Eligible Subsidiaries, or the Operating Partnership.

ADMINISTRATOR

   The Administrator will be the Executive Compensation Committee of the Board of Trustees of the REIT (the "Compensation Committee"). The Board may also act under the Plan as though it were the Compensation Committee.

   The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF AWARDS section) to officers or employees of the REIT with respect to the REIT and to managers or employees of the Operating Partnership with respect to the Operating Partnership.

   The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF AWARDS

   Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine:

  .  the participants who receive Awards;

  .  the terms of such Awards;


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  .  the schedule for exercisability or nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria);

  .  the time and conditions for expiration of the Award; and

  .  the form of payment due upon exercise; if any.

   The Administrator's determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

   Employees of the REIT or any Eligible Subsidiary may receive "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the "Code"). In addition, effective as of the 1999 Amendment Date, the Administrator may grant nonqualified options ("NQSOs") that cover Shares but are not intended to be ISOs to both Employees and Eligible Trustees, and the Administrator will specify which type of option it is granting. If the Administrator fails to specify the type, it will be an ISO, to the extent the tax laws permit, for Employees and an NQSO for Eligible Trustees.

   The Administrator may grant or sell Shares (as Share Grants) to eligible participants for payment sufficient to satisfy any state laws on adequate consideration. The Administrator may impose such conditions on or charge such price for the Share Grants as it deems appropriate. The Administrator may also provide for discounted share purchases by some or all Employees through this Plan, or for the grant, purchase, or deemed purchase of phantom shares ("Restricted Phantom Shares") that can later be paid out in Shares from this Plan.

REPLACEMENT AWARDS

   The Administrator may grant Awards in substitution for options or other equity-based compensation held by individuals, including with respect to individuals who do not become Employees, if the Company, the Operating Partnership, or an Eligible Subsidiary acquires or merges with the individual's employer or acquires substantially all of its assets. In addition, the Administrator may provide for the Plan's assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant. If necessary to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.

   Effective as of the 1999 Amendment Date, the Plan will not grant further options ("Unit Options") to acquire units of limited partnership interest in the Operating Partnership (the "Units"). In addition, the Administrator is authorized to replace outstanding Unit Options, whether or not granted under this Plan, with comparable NQSOs, with the optionees' consent.

DATE OF GRANT

   The Date of Grant will be the date as of which this Plan or the Administrator grants an Award to a participant, as specified in the Plan or in the Administrator's minutes. Awards made under the REPLACEMENT AWARDS section will be treated as though their Date of Grant were the corresponding date under the original grant, unless the Administrator specifies otherwise.

EXERCISE PRICE OR CONSIDERATION

   The Exercise Price is the value of the consideration that an optionee must provide in exchange for one Common Share. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time.


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   The Exercise Price per Share for NQSOs may not be less than 100% of the Fair
Market Value of a Share on the Date of Grant. If an Option is intended to be an ISO, the Exercise Price may not be less than 100% of the Fair Market Value (on the Date of Grant) of a Common Share covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Sections 422(b)(6) and 424(d) (as a more-than-10%-stock owner), the Exercise Price of the Option must be at least 110% of the Fair Market Value (on the Date of Grant).

   The Administrator may satisfy any state law requirements regarding adequate consideration for Share Grants by charging the recipients at least the par value for the Shares covered by the Share Grant.

FAIR MARKET VALUE

   The Administrator will determine Fair Market Value of Shares for purposes of the Plan as follows:

  . if the Shares trade on a national securities exchange, the closing sale price on that date;

  . if the Shares do not trade on any such exchange, the closing sale price that the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") reports for such date;

  . if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date;

  . if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

  . for any date that is not a trading day, the Fair Market Value of a Common Share for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

EXERCISABILITY AND LAPSE OF RESTRICTIONS

   The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)).

   Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Agreement, if any, indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Award or at which restrictions on Share Grants lapse.

   If the Administrator does not specify otherwise, Options will become exercisable as to one-quarter of the covered Shares on each anniversary of the Option's Date of Grant or, for initial grants to Employees, on each anniversary of the Employee's date of hire.

   In addition, the Administrator may delay or prohibit the exercise of an Option or the release of restrictions on Share Grants if it would adversely affect the Company's REIT status or would cause the Operating Partnership to be treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of section 856(i) of the Code).

   No portion of an Award that is unexercisable or forfeitable at a participant's termination of employment will thereafter become exercisable or nonforfeitable, unless the Award Agreement provides otherwise, either initially or by amendment.

   After the participant has satisfied any restrictions set forth in the terms of a Share Grant or Restricted Phantom Share and has paid for the Shares, if required, the Shares will no longer be subject to any provisions of this Plan.

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CHANGE OF CONTROL

   Upon a Change of Control (as defined below), all Options will become fully exercisable. Upon a Change of Control, all restrictions on Share Grants will lapse, and the covered Shares will be nonforfeitable. A Change of Control for this purpose means the occurrence of any one or more of the following events:

  . a person, entity, or group (other than the Company, the Operating Partnership, any subsidiary of either, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 40% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

  . consummation of a merger or consolidation of the Company into any other entity--unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation more than 60% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

  . the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated.

  Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

   The ADJUSTMENT UPON CHANGES IN SHARES provisions will also apply if the Change of Control is a SUBSTANTIAL OPERATIONAL CHANGE (as defined in those provisions).

LIMITATION ON ISOS

   An Option granted to an employee will be an ISO only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation applies to Options in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

TRUSTEE FORMULA GRANTS

   As of each Eligible Trustee's initial election or appointment as an Eligible Trustee, he will receive a Formula Option to purchase 15,000 Shares. An Eligible Trustee can also receive other Awards under the Plan.

 Exercise Price

   The Exercise Price of each Option granted to an Eligible Trustee will be the Fair Market Value on the Date of Grant.

 Exercise Schedule

   A Formula Option will become exercisable for one-third of the Shares it covers six months after the Date of Grant, for another one-third on the first anniversary of the Date of Grant, and for the remaining one-third on the second anniversary of the Date of Grant. Formula Options will be forfeited to the extent they are not then exercisable if a Trustee resigns or fails to be reelected as a Trustee.


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METHOD OF EXERCISE

   To exercise any exercisable portion of an Option, the optionee must:

  . deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the participant, and specifying the number of Shares underlying the portion of the Option the participant is exercising;

  . pay the full Exercise Price, if any, by cashier's or certified check for the Shares with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Shares); and

  . deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

   Payment in full of the Exercise Price need not accompany the written notice of exercise with respect to Shares provided the notice directs that the certificates for the Shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required tax withholdings. The Administrator can, in its discretion, provide other methods of cashless exercise.

   If the Administrator agrees to allow a participant to pay through tendering Shares to the Company, the individual can only tender Shares he has held for at least six months at the time of surrender. Shares offered as payment will be valued, for purposes of determining the extent to which the participant has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Shares and issue a net number of Shares upon Award exercise.

   The Company or the Operating Partnership may use the consideration it receives from the participant for general corporate or partnership purposes.

AWARD EXPIRATION

   No one may exercise an Option or hold a Share Grant subject to unexpired restrictions more than ten years after its Date of Grant (or five years, for an ISO granted to a more-than-10% shareholder).

   Unless the Option Agreement provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

 Employment Termination

  . the 90th day after the date of termination of employment (other than for death or disability), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Award Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor or in which the Company or the Operating Partnership hires someone employed by the other. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

 Disability

  . for disability, the earlier of (i) the first anniversary of the participant's termination of employment for disability and (ii) 30 days after the participant no longer has a disability, where disability means the

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     inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or

 Death

  .  the date 12 months after the participant's death.

   If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete in effect between the Company and the former employee. In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or the Eligible Subsidiaries will only receive ISO treatment to the extent permitted by law, and becoming or remaining an employee of another related company (including the Operating Partnership) or an independent contractor to the Company will not prevent loss of ISO status as a result of the formal termination of covered employment.

   Unless the Award Agreement provides otherwise, either initially or by amendment, all unexercisable portions of an Option and all forfeitable portions of a Share Grant will expire immediately upon termination of employment for any reason, other than Share Grants held by a participant at his termination of employment as a result of Disability or death, which Share Grants will have the same expiration periods as set forth above for Options.

AWARD AGREEMENT

   Option Agreements will set forth the terms of each Option and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules. The Administrator may, but is not required to, issue agreements for Share Grants.

SHARES SUBJECT TO PLAN

   The Shares will come from either authorized but unissued Shares or from previously issued Shares that the Company reacquires, including Shares it purchases on the open market.

   Except as adjusted below under ADJUSTMENTS UPON CHANGES IN SHARES:

  . the aggregate number of Shares that the Plan may issue under the Options (whether ISOs or NQSOs), Share Grants, or in satisfaction of Restricted Phantom Shares may not exceed 2,821,344, provided that the number of Shares available will increase to 3,771,344 upon the approval of the increase by the Company's shareholders at their 1999 annual meeting;

  . the aggregate number of Shares that the Plan may issue under ISOs may not exceed 1,000,000 Shares;

  . the maximum number of Shares that may be subject to ISOs granted to a single individual in any calendar year may not exceed 120,000; and

  . the maximum number of Shares that may be subject to NQSOs, Share Grants, and Restricted Phantom Shares granted to or purchased by a single individual in a calendar year may not exceed 500,000, plus the number necessary to replace any Unit Options granted before the 1999 Amendment Date to that individual.

   If any Award expires, is canceled, or terminates for any other reason, the Shares or Units available under that Award will again be available for the granting of new Awards (but will be counted against that calendar year's limit for a given individual).


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   No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

   The optionee will have no rights of a shareholder with respect to the Shares subject to an Option except to the extent that the Company has issued certificates for or otherwise confirmed ownership of such Shares upon the exercise of the Option. The Award may provide that participants will receive dividends or dividend equivalents with respect to Share Grants and Restricted Phantom Shares and may provide that participants can vote Shares still subject to Share Grant restrictions.

   The Company will not issue fractional Shares pursuant to the exercise of an Option or settlement of a Restricted Phantom Share, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional Shares.

PERSON WHO MAY EXERCISE

   During the optionee's lifetime, only the optionee or his duly appointed guardian or personal representative may exercise the Options or receive or retain Share Grants and Restricted Phantom Shares. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option or receive or retain Share Grants and Restricted Phantom Shares. If someone other than the original participant seeks to exercise any portion of an Option or receive or retain Share Grants and Restricted Phantom Shares, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to do so.

ADJUSTMENTS UPON CHANGES IN SHARES

   Subject to any required action by the Company (which it shall promptly take) or its shareholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award:

  . the outstanding Shares increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, share split, reverse share split, combination of shares, exchange of shares, share dividend, or other distribution payable in capital shares; or

  . some other increase or decrease in such Shares occurs without the Company's receiving consideration.

The Administrator will make an appropriate adjustment in the number and kind of Shares underlying each Award and to the exercise price of any Award, so that the rights of the participant immediately following such event will neither be enlarged nor diminished from those in effect immediately before such event. Unless the Administrator determines another method would be appropriate, any such adjustment in outstanding Awards will not change the aggregate Exercise Price payable with respect to Shares subject to the unexercised portion of the Awards outstanding but will include a corresponding proportionate adjustment in the Exercise Price per Share, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to an Award will not change the total price with respect to Shares underlying the unexercised portion of the Award but will include a corresponding proportionate adjustment in the Award's Exercise Price. After the restrictions of the Plan cease to apply to a participant's Shares, this adjustment section will also cease to apply to those interests.

   The Administrator will make a commensurate change to the maximum number and kind of shares provided in the SHARES SUBJECT TO PLAN section.

   Any issue by the Company of any class of preferred shares, or securities convertible into shares of common or preferred shares of any class will not affect, and no adjustment by reason thereof will be made with

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respect to, the number of Shares subject to any Award or the Exercise Price except as this ADJUSTMENTS section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company or the Operating Partnership to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL OPERATIONAL CHANGE

   Upon a Substantial Operational Change, the Plan, any unexercised Options, and any still forfeitable Share Grants (after taking into account the Change of Control provisions) will terminate unless provision is made in writing in connection with such transaction for:

  .  the assumption or continuation of outstanding Awards; or

  . the substitution for such awards or grants of any awards covering the stock or securities of a successor employer corporation or partnership, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock or securities and prices, in which event the Awards will continue in the manner and under the terms so provided.

   If an Award would otherwise terminate under the preceding sentence, the participant will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Award, whether or not they had previously become exercisable, and to have treated as nonforfeitable any otherwise forfeitable Share Grants.

   A Substantial Operational Change means the:

  .  dissolution or liquidation of the Company;

  . merger, consolidation, or reorganization of the Company with one or more corporations or other entities in which the Company is not the surviving entity;

  . the sale of substantially all of the assets of the Company to another entity or individual; or

  . any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of shares of the Company.

SUBSIDIARY EMPLOYEES

   Employees of Company Subsidiaries will be entitled to participate in the Plan, except as otherwise designated by the Board of Trustees or the Committee.

   Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to an Optionee under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. For ISOs, Subsidiary also includes a single-member limited liability company included within the chain described in the preceding sentence. The Board or the Administrator may use a different definition of Subsidiary for NQSOs.

LEGAL COMPLIANCE

   The Company will not issue any Shares under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the participant to take any

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reasonable action to comply with such requirements before issuing such Shares.
No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

   The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

REIT Qualification

   The Administrator has sole discretion to refrain from selling or issuing any Shares under Awards if the sale or issuance of such Shares would cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes or would result in the participant's ownership of Shares in violation of the restrictions on ownership and transfer of Shares set forth in the Company's Declaration of Trust.

Operating Partnership Qualification

   The Administrator has sole discretion to refrain from selling or issuing any Shares under Awards if the sale or issuance of such Shares would cause the Partnership to be treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of section 856(i) of the
Code).

Purchase for Investment and Other Restrictions

   Unless a registration statement under the Securities Act covers the Shares a participant receives upon exercise of his Award or receipt of his Share Grant, the Administrator may require, at the time of such exercise or receipt (or the lapse of forfeiture restrictions), that the participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Award are registered under the Securities Act. Unless the Shares are registered under the Securities Act, the participant must acknowledge:

  . that the Shares purchased on exercise of the Award or received under a Share Grant are not so registered;

  .  that the participant may not sell or otherwise transfer the Shares unless:

          . the Shares have been registered under the Securities Act in connection with the sale or transfer thereof; or

          . counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act; and

          . such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

   Additionally, the Shares and, when issued upon the exercise of an Award or received under a Share Grant, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable shareholders' agreements.

   The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

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TAX WITHHOLDING

   The participant must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company or the Operating Partnership will deliver certificates upon the exercise of an Option or the lapse of restrictions under a Share Grant. The Company or the Operating Partnership, as appropriate, may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company or the Operating Partnership does not or cannot withhold from other compensation, the participant must pay the Company or the Partnership, with a cashier's check or certified check, the full amounts required by withholding. Payment of withholding obligations is due before the Company issues or releases Shares with respect to the Award. If the Administrator so determines, the participant may instead satisfy the withholding obligations by directing the Company to retain Shares from the Option exercise or from the nonforfeitable Shares received under a Share Grant, by tendering previously owned Shares, or by attesting to his ownership of Shares (with the distribution of net Shares), or, by having a broker tender to the Company cash equal to the withholding taxes.

TRANSFERS, ASSIGNMENTS, AND PLEDGES

   An Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution. The foregoing sentence does not apply to Shares a participant owns after satisfying the Award's conditions. If Rule 16b-3 then applies to an Award, the participant may not transfer or pledge Shares acquired upon exercise of an Option or lapse of restrictions on a Share Grant until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing.

   Notwithstanding the prior paragraph, under no circumstances may an Option be transferred if the exercise of such Option would cause the Operating Partnership to be taxable as an association for federal income tax purposes.

AMENDMENT OR TERMINATION OF PLAN AND AWARDS

   Subject to the restrictions of this section, the Board may amend, suspend, or terminate the Plan at any time, without the consent of the participants or their beneficiaries. Except as required by law or by the OPERATIONAL CHANGES section, the Administrator may not, without the participant's or beneficiary's consent, modify the terms and conditions of an Award so as to adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Awards.

PRIVILEGES OF OWNERSHIP

   No participant and no beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any Shares allocated or reserved under the Plan or subject to any Award except as to such Shares , if any, that have been issued to such participant. For Shares still subject to Share Grants, the Administrator may provide that a participant will receive dividends or dividend equivalents and may vote the Shares.

EFFECT ON OTHER PLANS

   Whether exercising an Option, receiving a Share Grant or Restricted Phantom Share, or becoming free from restrictions under any form of Award causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.


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

NATURE OF RESTRICTED PHANTOM SHARES

   The Restricted Phantom Shares are solely a device for measuring and determining the amount to be paid to participants. The Restricted Phantom Shares do not constitute and should not be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Restricted Phantom Shares are the sole property of the Company, and all participants' rights hereunder are limited to the rights to receive Shares or, if the Administrator so determines, cash as provided in this Plan. The Company will pay all amounts with respect to Restricted Phantom Shares from its general assets. (The Company may establish a rabbi trust to hold the interests.) No person will have any right or interest or claim to the payment of a benefit under the Plan from any person other than the Company, and no person will have any right or interest to the payment of a benefit under this Plan that is superior in any manner to the right of any other general and unsecured creditor of the Company. No participant and no beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any Shares then measured by any Restricted Phantom Shares. The participant will have no rights of a shareholder with respect to the number of Shares underlying Restricted Phantom Shares except to the extent that the Company has issued documents indicating purchase, or otherwise confirmed ownership, of such Shares. The Administrator may provide that a participant or his account will receive dividend equivalents with respect to Restricted Phantom Shares.

LIMITATIONS ON LIABILITY

   Notwithstanding any other provisions of the Plan, no individual acting as a Trustee, employee, or agent of the Company or the Operating Partnership shall be liable to any participant, former participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company or the Operating Partnership will indemnify and hold harmless each Trustee, employee, or agent of the Company or the Operating Partnership to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT CONTRACT

   Nothing contained in this Plan constitutes an employment contract between the Company or the Operating Partnership and any individual. The Plan does not give the participant any right to be retained in the Company's or Operating Partnership's employ, nor does it enlarge or diminish the Company's or Operating Partnership's right to terminate the participant's employment.

APPLICABLE LAW

   The laws of the State of Maryland (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN

   Unless the Board extends the Plan's term, the Administrator may not grant Awards after February 19, 2008. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

APPROVAL OF SHAREHOLDERS

   The Company's shareholders have approved the granting of ISOs provided in the Plan.

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